Ground Lease

This Ground Lease (this “Lease”) is made and entered into this 15th day of February, 2017, by and between Chalmette Refining, L.L.C., a Delaware limited liability company (“Landlord”) and PBFX Operating Company LLC, a Delaware limited liability company (hereinafter referred to as “Tenant” and, together with Landlord, the “Parties”).
Recitals
A.    Landlord is the owner of a fee interest in certain real property (the “Property”) located in St. Bernard Parish, Louisiana, situated in Sections 5 and 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, said area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana.
B.    Tenant desires to use a portion of the Property for the placement and operation of a Tank DO311 (the “Tank”), pumping station (the “Pumping Station”) and electrical transformer (the “Electrical Transformer”). The Tank, Pumping Station and Electrical Transformer are collectively referred to as the “Improvements”.
C.    Landlord and Tenant desire to enter into this Lease to set forth the terms and conditions under which the use of a portion of the Property and the Improvements will be permitted.
Agreement
For and in consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual promises contained herein, the rents reserved herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Landlord and Tenant agree as follows:
1.Premises. Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the property (the “Premises”) described on Exhibit A, which is attached hereto and incorporated herein by reference, as if fully set forth herein.
2.Purpose of Lease. The Premises will be used for the express limited purpose (the “Purpose”) of constructing, operating, maintaining and accessing the Improvements and the storage and transferring of crude oil and feedstocks.
3.Disclaimer. Landlord makes no representation, warranty or guarantee of the level of water in, over or on the Premises. Tenant specifically acknowledges and agrees that: (a) the Premises may be subject to flooding at anytime and (b) that Landlord will have no liability to Tenant for the water level on the Premises. Nothing in this Lease will prohibit or restrict Landlord, in any way, directly or indirectly, from leasing any other property or engaging in any business which may compete with Tenant.

4.Term. The “Initial Term” of this Lease will commence on the 15th day of February, 2017 (the “Commencement Date”), and will terminate on the 15th day of February, 2037 or at such earlier time as herein provided (the “Termination Date”); provided, however, that Tenant shall have the option to extend this this Lease for two (2) additional terms of ten years (each an “Extension Term” and the Initial Term and any Extension Term are referred to herein as the “Term”) upon six months’ advance notice prior to the expiration of the Initial Term or the initial Extension Term as the case may be. Tenant will be entitled to possession of the Premises on the Commencement Date.
5.Early Termination. Landlord may terminate this Lease immediately upon a default by Tenant and failure to cure such default, as provided herein.
6.Rent.    Tenant will pay to Landlord as rent for use of the Premises, from the Commencement Date until the Termination Date, One Dollar and No Cents ($1.00) annually (the “Rent”). Rent will be payable annually and will be due by the tenth (10th) day of January for each year of the Term.
7.Taxes. In addition to the Rent, Tenant will pay, prior to delinquency, all applicable excise, sales, transaction and privilege taxes now in effect or hereafter enacted attributable to any payment made hereunder or activities undertaken by Tenant. Tenant will be responsible for any taxes allocable to real property that is contained within the Premises as well as any improvements, personal property, and fixtures located on the Premises. Tenant’s share of real estate taxes allocable to the Premises will be computed by multiplying the total tax bill for the taxable parcel in which the Premises is located by a fraction, the numerator of which is the acreage of the Premises and the denominator of which is the total acreage specified in such tax bill.
Any taxes will be paid as they become due or, in the case of any property assessed and taxed to the Landlord, within thirty (30) days of Landlord’s request for reimbursement of such tax. If the real property taxes assessed against the Premises or the taxable parcel in which the Premises is located increase as a result of Tenant’s activities, Tenant will reimburse Landlord for that portion of the real property taxes that represents the increase. Tenant will reimburse Landlord in a timely manner, in any event not less than within thirty (30) days, from the date of notice of the amount of increase in the property taxes from Landlord. Tenant will retain proof of its fulfillment of its obligations hereunder, and will provide Landlord such proof upon demand.
Notwithstanding the foregoing, so long as the Fifth Amended and Restated Operation and Management Services and Secondment Agreement by and among Landlord, Tenant and the other parties thereto (as further amended, restated or supplemented from time to time, the “O&M Agreement”) remains in effect, Tenant shall not be obligated to pay any real property taxes hereunder.
(a)     Tenant’s lease of the Premises is subject and subordinate to the prior rights, privileges, servitudes, easements, leases, rights of way and other agreements, of any nature, heretofore granted. Tenant at all times will comply with the terms and conditions of any such servitudes or other agreements and take no action that would interfere with the rights of the grantees of such servitudes or other rights.

(b)     Landlord specifically reserves (i) all rights to oil, gas and other minerals located on or below the surface of the Premises, (ii) all rights to grant servitudes for pipelines and other servitudes over, across or through the Premises.

8.Condition of the Premises. Landlord makes no warranties or representations of any nature whatsoever with respect to the condition or suitability for any purpose of the Premises or any part thereof. Tenant hereby acknowledges and warrants that it has inspected and knows the condition of the Premises, and Tenant accepts the Premises in their present, “AS IS, WHERE IS” condition and state of repair, with all faults. Tenant waives all claims in contract, tort, bailment or otherwise concerning the suitability of the Premises for any particular purpose. Tenant will keep the Premises in a neat, orderly and sanitary condition, in good repair, and in a condition appropriate for the purpose of this Lease. Tenant acknowledges that Landlord has no obligation under this Lease to maintain or repair, or to conduct any improvement work on the Premises. For the avoidance of doubt, the foregoing shall not limit or restrict any obligations that Landlord may have to Tenant under any other agreement between the parties.
Landlord is leasing the Premises solely on the basis of its examination, inspection and investigation and not on the basis of any statement, representation, warranty, expressed or implied, written or oral, made by Landlord or its agents or its employees that is not expressly contained in this Agreement; and Tenant is leasing the Premises in its “AS-IS, WHERE-IS” condition, with all faults and with no representation or warranty of any type or nature being made by Landlord or any person on Landlord’s behalf, except as expressly otherwise provided in this Agreement.
Tenant further acknowledges that although Landlord knows the Purpose that Tenant intends for the Premises, Tenant is not relying on the Landlord's skill or judgment in selecting the Premises. Accordingly, Landlord makes no warranty or representation that the Premises are fit for Tenant's intended use or its particular purpose and Tenant waives any such warranty to which it might be entitled.

All implied warranties with respect to the Premises, including those related to hidden defects therein or the fitness thereof for a particular purpose, zoning, or other regulatory matters, are hereby disclaimed by Landlord and expressly waived by Tenant unless said warranties are not allowed to be waived under the Louisiana Civil Code. Without limiting the generality of the foregoing, Landlord does not warrant that the Premises are free from hidden, redhibitory or latent defects or vices or that the Premises are fit for the use intended by the Tenant, and Tenant hereby expressly waives all rights pursuant to La. C.C. arts. 2696, 2697 and 2698.
Without limiting the generality of the foregoing, Tenant acknowledges that Landlord makes no representation or warranty as to: (i) the value, physical condition of the Premises (including soils, geological conditions, the presence or absence of radioactive, petroleum-based, Hazardous Substances (as defined below), and availability or quality of water); (ii) the sufficiency or suitability of the Premises for Tenant’s purposes or any purpose; (iii) the square footage, acreage or configuration of the Premises; (iv) the sufficiency or completeness of any plans for the Premises; (v) zoning or land use controls affecting the Premises; (vi) the state of repair or structural integrity of any improvements on the Premises or their compliance (or the compliance of any activities previously conducted thereon or therein) with any federal, state or municipal laws, ordinances, regulations or requirements (including those relating to the sale of subdivided lands), except as may be expressly described elsewhere in this Agreement; or (vii) the environmental status or condition of the Premises; and/or (viii) the extent to which the Premises or Landlord has complied or failed to comply with any permits, approvals or requirements of applicable Environmental Laws (defined below).
In particular, but without in any way limiting the foregoing, Tenant, on behalf of itself and any entity affiliated with, owned or controlled by Tenant or a controlling member of Tenant, other than the Landlord (collectively defined herein as the “Tenant Entities”), hereby forever waives, releases and covenants not to assert any claims against Landlord, its successors, assigns, employees, agents, representatives, past, present and future, their affiliates and subsidiaries, past present and future, their respective parents, subsidiaries, and affiliates past present and future, and each of their officers, directors, and shareholders, past, present and future, (“Landlord’s Representatives”) from any and all responsibility, liability, claims, rights, remedies, causes of action and damages, and expressly agrees to release, indemnify, protect and defend Landlord and Landlord’s Representatives and hold each of them harmless, from any and all actions, causes of action, claims, demands, liabilities, damages, losses, costs, expenses (including reasonable consulting and attorneys’ fees) or suits of any kind brought by any third party, including, but not limited to, the United States Environmental Protection Agency and the Louisiana Department of Environmental Quality arising from or relating to: (1) the investigation, removal and remediation of future releases or discharges or threatened releases and discharges of Hazardous Substances on, at, under, about or emanating from the Premises; (2) any other claims, for or arising out of the presence of Hazardous Substances on, at, under, about or emanating from the Premises or any property in the vicinity of the Premises (including in the soil, air, structures and surface and subsurface water), including natural resource damage claims; (3) the performance or non-performance of remedial actions with respect to any future releases or threatened releases of Hazardous Substances on the Premises; and (4) any future violations by Landlord or Landlord Representatives of any Environmental Laws regarding the Premises. For the avoidance of doubt, the foregoing shall not limit or restrict any obligations that Landlord or Landlord’s Representatives may have to Tenant or Tenant Entities under any other agreement between the parties.
As used herein, the term "Environmental Law" will mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Tenant or the Premises is bound, pertaining to health, industrial hygiene, public safety, occupational safety or the environment, including, without limitation, the Surface Mining Control and Reclamation Act (30 U.S.C. §1201 - et seq.), the Uranium Mill Tailings Reclamation Control Act (42 U.S.C. §7901 - et seq.), the Mining Health and Safety Act (30 U.S.C. §801 - et seq.), the Comprehensive Environmental Response, Compensation & Liability Act of 1980 (42 U.S.C. § 9601 - et seq.); the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 - et seq.); the Toxic Substances Control Act (15 U.S.C. § 2601 - et seq.); the Clean Water Act (33 U.S.C. § 1251 - et seq.); the Oil Pollution Act of 1990 (33 U.S.C. § 2701 - et seq.); the Clean Air Act (42 U.S.C. § 7401 - et seq.); the Hazardous Substance Transportation Act; the Emergency Planning and Community Right-To-Know Act (42 U.S.C. § 11001 - et seq.); the Endangered Species Act of 1973 (16 U.S.C. § 1531 - et seq.); the Federal Land Policy and Management Act of 1976 (43 U.S.C. § 1701 - et seq.); the Lead-Based Paint Exposure Reduction

Act (15 U.S.C. § 2681 - et seq.); the Safe Water Drinking Act Amendments of 1996 (42 U.S.C. § 300); the Solid Waste Disposal Act (42 U.S.C. § 6901 - et seq.); the National Historic Preservation Act of 1966 (U.S.C. 470 - et seq.), the Louisiana Environmental Quality Act (La. R.S. 30:2001 - et seq), federal, state and local counterparts of each of the foregoing along with their federal, state or local laws relating to mines and mine reclamation. The term “Hazardous Substances” will mean any substance, material, pollutant, contaminant, waste, or special waste, whether solid, liquid or gaseous, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, which is defined, designated, listed, regulated or included in any Environmental Law, including, but not limited to, asbestos or asbestos-containing material, petroleum or petroleum additive substances, polychlorinated biphenyls, sewage, or waste tires. The provisions of this Article 4.1(c) will survive Closing.
For purposes of Tenant’s release of Landlord, hazardous substances means (a) any chemicals, materials, elements or compounds or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous air pollutants,” “pollutants,” “contaminants,” “toxic chemicals,” “petroleum or petroleum products,” “toxics,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides” or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (b) any petroleum or petroleum products (including but not limited to gasoline and fuel additives including MTBE and other oxygenates, typically added to gasoline or their degradation products), natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

Tenant acknowledges that there may be use restrictions imposed on areas of the Premises as a result of certain environmental remediation projects (the “Remediation Projects”).  Under the EPA Region VI Ready for Reuse (RfR) Program, a deed restriction will be required for certain portions of the Property in which the Premises are located covered by the RfR Program where contaminants of concern were not cleaned up to unrestricted levels.  The deed restriction will prohibit residential use on these areas of the Premises.  Under the Louisiana Voluntary Remediation Program (VRP), LDEQ will likely determine that a deed restriction needs to be filed with the clerk of the court in the Parish in which the Premises are located pursuant to LAC 33:VI.915.C restricting the use of portions of the Property that are covered by the VRP that are not cleaned up to residential levels.

10.    Conduct on Premises. Tenant agrees to comply with the following:

(a)     No improvements of any kind other than the Improvements and alterations of the Improvements permitted under this Lease may be erected, constructed or placed within or on the Premises without the prior written consent of Landlord.

(b)     No signs will be erected, maintained, constructed or placed within or on the Premises, without the prior written consent of Landlord, and the prior written consent of any governmental authority with jurisdiction over signage on the Premises;

(c)     No excessive noise, disturbance or nuisance which disturb or annoy any wildlife, person, persons or the Landlord will be created, allowed or permitted by the Tenant. It is understood, however, that the noise and activities of Tenant in the reasonable conduct of its operations associated with the use of the Premises and the Improvements for the Purpose will not be deemed as excessive in violation of this provision;

(d)     No trash, garbage, refuse or other property may be discarded, or disposed of on the Premises by Tenant or any guest or invitee of Tenant. Tenant at all times will keep the Premises clean and clear of all trash, debris, garbage, cans and the like, caused by Tenant, none of which will be dumped on adjacent lands but removed to and disposed of in a lawful manner. Any violations caused by Tenant will be corrected upon the request of Landlord. In the event of any violation of this restriction, Landlord may charge Tenant the cost of removing and disposing of any such trash, garbage, refuse or other property caused by Tenant, which cost Tenant agrees to pay on demand by Landlord.

11.    Assignment and Sublease. Tenant will not assign, transfer, lease, sublet or otherwise transfer the Premises or any improvements, in whole or in part, without the prior written consent of Landlord. Any assignment or subletting without such consent will be void. Landlord may at anytime sell, assign, or transfer the Premises or its interest in this Lease, in whole in part, without the prior written consent of Tenant.
12.    Improvements and Alterations.
12.1 Ownership of the Improvements. All of the Improvements on the Land will remain the property of Tenant at all times during the Term or sooner termination of this Agreement. Any portion of the other Improvements that are not removed or demolished by Tenant shall be the property of Landlord. Upon the expiration or sooner termination of this Agreement, title to the Improvements on the Premises will become vested in the Landlord.

The Improvements will be maintained free from liens of materialmen, contractors, subcontractors, laborers, and other mechanic's liens (collectively, the “Mechanic's Liens”). In the event a Mechanic's Lien is filed against the Premises as a result of the alteration, maintenance and repair of the Improvements, such Lien will be paid or bonded over by Tenant within thirty (30) days of notice to Tenant of the filing of such Lien. Nothing contained herein will limit or impede Tenant’s right to contest by appropriate legal proceedings any claims arising out of the construction, repair, or maintenance of improvements or any Mechanic’s Liens filed or asserted against the Premises or the improvements.

12.2     Right to Construct and Alter the Improvements. Tenant will have the right to construct, add to, alter, change, modify, or reconstruct the Improvements, with the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Tenant may not demolish or remove the Improvements during the Term without the Landlord’s prior written consent, which may be granted or withheld in its sole discretion. Tenant will fully and completely indemnify Landlord against any Mechanic’s Liens in connection with the making of such alterations and changes, and will pay all costs, expenses, and charges thereof. All alterations and repairs will (i) be at the sole cost and expense of Tenant; (ii) be constructed in a good and workmanlike manner; and (iii) be in compliance with all applicable Laws.

13.    Rules and Regulations. Tenant will comply with all laws, rules and regulations, including, without limitation, planning and zoning, environmental, sanitation and septic system regulations. Tenant will comply with such rules and regulations as are adopted by Landlord from time to time with respect to use of the Premises. All rules and regulations will be determined by Landlord in its sole and absolute discretion.
14.    Compliance with Environmental Laws.
a.In the construction, maintenance and operation of the Improvements, Tenant will comply, and will cause all of its employees, agents, representatives, contractors, invitees and other third parties to comply, with all federal, state and local laws, statutes, rules, ordinances, codes and regulations relating to environmental protection, public health and safety, nuisance or menace.
b.Without limiting the foregoing, Tenant will comply, and will cause all of its employees, agents, representatives, contractors and invitees and third parties accessing the Premises (collectively, “Tenant Parties”) to comply, with all Environmental Laws.
c.Except as contemplated for the use and operation of the Improvements, Tenant expressly warrants, represents and agrees that no Hazardous Substances will be used, generated, treated, released or disposed of on, under, or about the Premises, either by Tenant or Tenant Parties.
d.The provisions set forth in this Section will survive termination of this Lease.
15.    Environmental Notification.
a. Tenant will promptly notify Landlord: (i) upon becoming aware of any release or threatened release of a Hazardous Substance under, on, from or about the Premises; (ii) of any proceeding, inquiry or notice from any federal, state or local body, commission, council, board or authority (“Governmental Authority”) or others with respect to the use or presence of any Hazardous Substances on the Premises, or the migration thereof to or from other property; (iii) of all claims made or threatened by any third party against the Premises relating to loss or injury from any Hazardous Substance; (iv) upon discovery of any occurrence or condition on any property adjoining or in the immediate vicinity of the Premises that would cause the property to be subject to the restrictions on ownership, occupancy, transferability or use under any Environmental Laws; and (v) upon obtaining knowledge of any incurrence of expense by a Governmental Authority or others in connection with the assessment, containment or removal of any Hazardous Substances located on, under, from or about the Premises or any property adjoining or in the vicinity of the Premises.
b. If a Governmental Authority initiates an action, order, claim, cause of action, investigation or request for information in connection with any Hazardous Substance with respect to this Lease, Tenant will cooperate fully in good faith with Landlord and such Governmental Authority in responding to any such action, order, claim, cause of action, investigation or request for information. If, during the term of this Lease, Hazardous Substances are discovered on the Premises that resulted from the acts or omissions of Tenant or any of the

Tenant Parties, or other third parties, in violation of any Environmental Laws, Tenant will at its sole expense, remove, or cause to be removed, such Hazardous Substances from the Premises and underlying groundwater in accordance with the requirements of the appropriate Governmental Authority. If the Hazardous Substances not otherwise permitted under this Lease are not removed within ninety (90) days of discovery, or such time as required by a Governmental Authority, then Landlord will have the right, but not the obligation, to do so and seek reimbursement of all costs and expenses therefor from Tenant or to declare a default under this Lease, or both.
16.    Landlord’s Reserved Rights.
a. Landlord reserves the right, at any time and from time to time, to make such use of the Premises as it may desire and at its sole discretion, including, without limitation, the following:  (1) to conduct any and all operations in connection with, or incidental to, its operations on, under, or across the Premises; and (2) to manage the Premises and the resources thereon including, without limitation, management of the land, and water resources, to conduct surveys, to grant easements or rights of way for any purposes, to drill, construct, operate and maintain water wells, pipelines, powerlines, transmission lines, telecommunication lines, roads including public access roads to the public or other adjoining lands, building and any other facilities, to make repairs, improvements and changes to the Premises, whether or not beneficial to Tenant. Landlord will have the right of ingress and egress in and to the Premises in connection with the foregoing. In the exercise by Landlord of the foregoing rights, Landlord will use its best efforts not to unreasonably interfere with Tenant’s regular and permitted use of the Premises. However, Landlord will not in any event be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of the exercise of the foregoing rights or any other rights of Landlord to enter into or use the Premises, and the obligations of Tenant under this Lease will not be affected in any manner.
b. Landlord will also have the right to sell or otherwise dispose of the Premises during the term of this Lease, provided any purchaser or other entity in which title is vested will assume Landlord’s obligations under this Lease.
c. Tenant will cooperate with Landlord in the coordination of Landlord’s uses of the Premises. Landlord, its officers, employees, agents and representatives, may enter the Premises at reasonable times for any purpose, including, without limitation, inspection of the condition of the Premises and of any activities or operations conducted by Tenant.
17.    Liability and Indemnification. To the fullest extent permitted by law, Tenant will indemnify, release, defend, protect and hold Landlord, its past, present and future corporate parents, subsidiaries and affiliates, and each of their past, current and future officers, directors, shareholders, employees and agents, and each of their respective successors and assigns (collectively, “Indemnitees”), harmless for, from and against any and all losses, damages, liabilities, claims, lawsuits, agency orders, attorneys’ fees, costs, expenses, fines, penalties or response costs asserted against any Indemnitee by any entity or individual, arising out of or in connection with (i) the use of the Premises by Tenant or Tenant Parties; (ii) a violation of any Environmental Law by Tenant or Tenant Parties, excluding violations for pre-existing conditions; (iii) a violation or breach of any provision of this Lease by Tenant or Tenant Parties. To the extent not expressly prohibited by any applicable non-indemnity statutes, Tenant’s foregoing obligation of full indemnity will arise regardless of Landlord’s fault or negligence concerning the claimed injury. If, in the judgment of the Landlord, Tenant is incapable of defending, or unwilling to defend, the relevant Indemnitee(s) against such claims or fail to defend the relevant Indemnitee(s) against such claims in a manner Landlord deems appropriate, Landlord will be entitled to appear in any action or proceeding to defend the relevant Indemnitee(s) against such claims, and Tenant will reimburse Landlord for all costs incurred by Landlord in connection therewith, including reasonable attorneys’ fees, costs and expenses, within ten (10) days after demand therefor. Landlord, at its sole option, will be entitled to settle or compromise any claim asserted against it, and such settlement will be binding upon Tenant for purposes of the foregoing indemnification; provided, however, that Tenant may settle or compromise any such claim, or decide not to settle or compromise any such claim, as long as all Indemnitees are fully released from any and all liability thereon. The provisions contained in this Section will survive the termination of this Lease.
18.    Insurance.
(a)Insurance Policies. Tenant, at its expense, will procure and maintain the insurance policies (the “Policies”) and minimum aggregate limits described on Exhibit B attached hereto and incorporated herein by this reference. Tenant will cause that all policies obtained with respect to the Premises designate Landlord as an additional insured and contain an endorsement providing that written notice by certified mail, return receipt requested, will be given by the insurer to Landlord at least thirty (30) days prior to termination, cancellation, non-renewal or modification or reduction of coverage of any policy. Upon execution hereof, Tenant will provide Landlord with a copy of the insurance policies.
(b)     Form of Insurance. The aforesaid insurance will be in companies and in form, substance and amount (where not stated above) satisfactory to Landlord. All said policies will contain the following endorsements or provisions:

(i)     That the aforesaid policies will not be subject to cancellation except after at least thirty (30) days prior to written notice to Landlord;

(ii)     That the Landlord has been named as an Additional Insured under the policies required by this Section 18 with respect to the coverages afforded;

(iii)     To the extent that Tenant and Landlord are no longer under common control, that the Policies are primary over any insurance procured or maintained by Landlord, and that the Policies will not be limited, reduced or eliminated by the existence of any insurance maintained or procured by Landlord.

Certificates of the Policies satisfactory to Landlord together with satisfactory evidence of payment of premiums thereon, will be deposited with Landlord at the Commencement Date.

(c)    Proof of Insurance. Tenant hereby authorizes Landlord and its employees and agents to request from the insurance agent indicated by Tenant written or oral proof of the insurance required to be provided and maintained by Tenant under the terms of this Lease and to inquire as to Tenant’s performance of any other matters required to be performed or provided by Tenant under the terms of this Lease. Any such request or inquiry may be made to any agency, agent, person or firm which Landlord reasonably believes may be providing, in any capacity, insurance coverage for or on behalf of Tenant as to the Premises. Landlord hereby requests Tenant advise Landlord of Tenant’s insurance agent and carrier, and all changes in the same, in order that Landlord may contact the appropriate persons. This authorization will continue for the terms of this Lease, as extended or renewed.

19. Delivery of Possession. Upon the termination of this Lease, Tenant covenants and agrees to surrender and deliver up possession of the Premises peacefully and immediately to Landlord. Tenant will do the following by the Termination Date: (1) remove any of Tenant’s personal property from the Premises, and (2) restore the Premises to good order and condition as that existing on the Commencement Date, provided that Tenant shall not be obligated to remove or demolish the Improvements which upon termination shall become the property of Landlord. Any personal property of Tenant not removed from the Premises within the time period specified by Landlord will, at the option of Landlord, become the property of Landlord without compensation, or Landlord may cause such property to be removed and charge the expense of removal to Tenant, which expense Tenant hereby agrees to pay. All other property or improvements, whether or not owned or constructed by Tenant, will be deemed to be the property of Landlord. If Tenant fails to restore the Premises as provided above, Landlord may restore it and charge the cost of restoration to Tenant, which cost Tenant agrees to pay.
20.    Condemnation.
(a)     Taking of Whole. If (i) the whole of the Premises is taken or condemned for a public or quasi-public use or purpose by a competent authority, or (ii) if such a portion of the Premises is taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, or (iii) if the taking is material and substantial and either Landlord or Tenant elects to terminate the Lease, which election will be made by giving written notice thereof to the other party within thirty (30) days after delivery of possession to the condemning authority, then in any of such events, the Lease term will terminate upon delivery of possession to the condemning authority, and any award, compensation or damages as compensation for diminution of the value of this Leasehold estate hereunder or the fee of the Premises (hereinafter sometimes called the “Award”) will be paid to and be the property of the Landlord. Any compensation award for damages to Tenant’s personal property or business enterprise will be and remain the property of the Tenant. Tenant will continue to pay rent and other charges hereunder until this Lease is terminated.

(b)     Partial Taking. If only a part of the Premises will be so taken or condemned, but this Lease is not terminated pursuant to Section 20(a) hereof, Tenant will repair and restore the Premises and all improvements located on the Premises. If the size or the utility of the Premises is reduced as a result of the taking, the rent will be proportionately reduced because of such taking or condemnation.

21.        Mortgages:

(a)
Tenant acknowledges that the Premises are subject to an existing mortgage (the “Existing Mortgage”) entitled Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement by Chalmette Refining, L.L.C. in favor of Deutsche Bank Trust Company Americas, dated November 13, 2015, recorded November 13, 2015 at MOB 1784, Page 298, File No. 596350, official records of St. Bernard Parish, Louisiana, as amended by that First Amendment to Multiple Indebtedness Mortgage, Pledge of Leases and Rents and Security Agreement dated     March 30, 2016, recorded March 31, 2016 at MOB 1797, Page 346, File No. 599616, official records of St. Bernard Parish, Louisiana. Landlord will not, during the term of this Lease, have the power to further mortgage or otherwise encumber the fee interest in the Premises or any improvements thereon, unless the holder of such mortgage grants to Tenant a nondisturbance agreement.

(b)
Tenant may mortgage its interest in this Lease or any part thereof under any first or other leasehold mortgage, and upon Landlord being notified of the making of any such mortgage Landlord agrees that (i) as a result of any default there shall be no cancellation, amendment or termination of this Lease by joint action of Landlord and Tenant without first providing the secured party an opportunity to satisfy said default in a reasonable time, (ii) Landlord will give any secured party simultaneous notice of any default and such party will have the same period after service of such notice to remedy the default and Landlord will accept such performance as if the same had been done by Tenant, and (iii) Landlord will execute any agreement acknowledging the above rights of any secured party and granting to such party reasonable notice of any default hereunder and an opportunity to cure the same as may be requested by Tenant.

22. Tenant Default; Landlord Remedies. If the Rent herein reserved or any part thereof will be unpaid on the day when due, or if Tenant will remain in possession of the Premises after the termination of this Lease, or if Tenant defaults in the performance of any other terms or conditions of this Lease and Tenant has not cured the same within thirty (30) days after Landlord has given Tenant notice of such default, then, in addition to any other rights of Landlord at law or in equity or in this Lease, or such longer period as may be reasonably required to cure such default, Landlord may elect to do any one or more of the following:  (a) terminate this Lease, but only after Landlord provides an additional sixty (60) days notice of termination; (b) enter on the Premises and repossess the same and remove and put out Tenant and each and every occupant; (c) terminate possession by Tenant without terminating this Lease; and/or (d) commence legal proceedings against Tenant for eviction. The remedies herein will be cumulative and will not be deemed to be exclusive. If legal action is instituted by Landlord to compel performance or to recover for breach of any covenant, agreement or condition herein contained, Landlord will be entitled to recover all reasonable attorneys’ fees and costs, including, without limitation, expert witness fees, all litigation related expenses, and reasonable attorneys’ fees incurred in connection with such action, as determined by the court in which such action is prosecuted if Landlord prevails in such action.

23. Utilities. The parties acknowledge that as of the Commencement Date, the utilities serving all or a portion of the Premises and some of the improvements located thereon, being the services set forth on Schedule A hereto (the “Utilities”) are interconnected to Landlord’s utility infrastructure at the Refinery. The provisions of this Section 23 shall be subject to the terms of that certain Fourth Amended and Restated Operation and Management Services and Secondment Agreement dated as of the Commencement Date, by and among Landlord, Tenant, PBF Holding Company LLC (“PBF Holding”), Delaware City Refining Company LLC, Toledo Refining Company LLC, Torrance Logistics Company LLC, PBF Logistics GP LLC, PBF Logistics LP, Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, Delaware Pipeline Company LLC, Delaware City Logistics Company LLC, Torrance Valley Pipeline Company LLC and PBFX Operating Company LLC, as amended, restated, modified or supplemented from time to time (the “Secondment Agreement”), and for so long as the Secondment Agreement is in effect between the parties, the provisions of that agreement shall control in the event that its terms and the terms of this Section 23 are inconsistent with one another. In the event that the Secondment Agreement is no longer in effect, the terms of this Section 23 shall control.
Except as provided herein, the parties agree that throughout the Term of this Lease Landlord shall provide the Utilities and Tenant shall pay Landlord for Tenant’s usage thereof (without any surcharge being added by Landlord for overhead) in amounts as reasonably determined by Landlord and consistent with the methodology utilized in the Secondment Agreement. The parties agree that the Premises shall be separately metered for electricity as soon as reasonably practicable following the termination of the Secondment Agreement. All costs required to effectuate such separate metering shall be borne equally by Landlord and Tenant. The parties shall cooperate with each other in all reasonable respects in connection therewith. Thereafter Tenant shall pay all charges for electricity serving the Premises directly to the Utility provider. Until such time as electricity is separately metered to the Premises, electricity to the Premises shall continue to be interconnected to Landlord’s utility infrastructure, and shall be provided to Tenant and paid for in the same manner and subject to the same conditions as all other Utilities are provided to Tenant. With regard to electricity until it is separately metered and with regard to all other Utilities, Tenant shall pay Landlord for Tenant’s usage thereof (without any surcharge being added by Landlord for overhead) in amounts as reasonably determined by Landlord and consistent with the methodology utilized in the Secondment Agreement, subject to Tenant’s reasonable approval. Such payment shall be due within thirty (30) days following delivery of Landlord’s invoice therefor accompanied by reasonably detailed support. Landlord shall not invoice Tenant for Utility usage more frequently than monthly. The following restrictions shall apply with respect to Tenant’s usage of Landlord’s oily water sewer system: (i) only sanitary waste and wastewaters containing oily water and petroleum products may be discharged therein, (ii) only wastewaters (including stormwaters) generated from Tenant’s operations on the Premises may be discharged therein, (iii) Tenant shall comply with all applicable laws, rules and regulations regarding the use thereof and the discharge of substances therein, and (iv) the daily volume of oily water discharged therein may not materially exceed the volume of the typical daily discharge therein resulting from Landlord’s operation of the Refinery prior to the Commencement Date. Landlord shall have no obligation to provide telephone service to the Premises or any other utility service of any kind except as set forth in this paragraph or in the Secondment Agreement. Landlord shall in no event be liable or responsible for any cessation or interruption in, or damage caused by, any utility services provided to the Premises, whether by Landlord or otherwise, unless the cessation or interruption results from Landlord’s intentional misconduct or gross negligence.
24.    Maintenance. Tenant will keep and maintain the Premises in good condition and repair, Tenant will be solely responsible for items of maintenance and repair to the Premises occasioned by Tenant’s own negligent act or omission or the acts of any employee, agent, invitee or contractor of Tenant. In the event of Tenant’s failure to perform any of Tenant’s maintenance and repair responsibilities and such failure or nonperformance will continue for a period of thirty (30) days from the date Landlord notifies Tenant of the need for such repair, then, in that event, Landlord will have the right to effect such repairs, at Tenant’s expense, and the cost thereof will be due upon demand by Landlord.
25.    Holdover. Should Tenant remain in possession of the Premises after the Termination Date, Tenant will be deemed to be occupying the Premises as a month-to-month tenant, and Tenant hereby agrees to pay, in advance on the first day of each month, monthly rent equal to one hundred twenty-five percent (125%) of one-twelfth (1/12) of the annual rent that is applicable on the last day of the term of this Lease.
26.    Severability. The invalidity of any provision of this Lease will not affect the enforceability of any other provision of this Lease.
27.    Waiver. No waiver of any breach or default under this Lease will be effective unless the waiver is in writing and signed by the Party against whom the waiver is claimed. No waiver of any breach or default will be deemed to be a waiver of any other or subsequent breach or default.
28.    Entire Agreement. This Lease constitutes the sole understanding and entire agreement of the parties hereto and supersedes any and all representations or agreements, oral or written, made prior or contemporaneous hereto pertaining to the Premises.
29.    Modification. No modification or amendment of this Lease will be effective unless in writing and by both Landlord and Tenant.
30.    Binding Effect. All the terms, covenants, and conditions of this Lease herein contained apply to and are binding upon the parties hereto, their heirs, representatives, successors and assigns.
31.    Governing Law; Venue. The formation, interpretation and performance of this Lease will be governed by and construed in accordance with the laws of the State of Louisiana, the courts of which, state and federal, will have sole and exclusive jurisdiction of all litigation arising hereunder. The Parties hereby consent to the jurisdiction of such courts.
32.    Counterparts; Facsimile Signature. This Lease may be executed in any number of counterparts and by facsimile signature, each of which will be deemed an original and all of which when taken together will constitute one instrument.

33.    Memorandum of Lease. At either party’s request the parties hereto agree to execute and cause to be properly recorded a memorandum of this Lease, sufficient in form and content to give third-parties constructive notice of the Tenant’s interest hereunder.
34.    Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at the addresses set forth below. Notices given by mail will be deemed delivered as of the date of receipt. Until a change of address is communicated as indicated above, all notices to Tenant will be addressed to:

PBFX Operating Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Jim Fedena
Email: jim.fedena@pbfenergy.com
with a copy, which shall not constitute notice, to:
PBF Energy Company LLC
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Trecia Canty
Telecopy No: 973-971-3654
Email: trecia.canty@pbfenergy.com
All notices to Landlord will be addressed to:

Chalmette Refining, L.L.C.
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Erik Young
Telecopy No: (973) 455-7562
Email: erik.young@pbfenergy.com
with a copy, which shall not constitute notice, to:
Chalmette Refining, L.L.C.
One Sylvan Way, Second Floor
Parsippany, NJ 07054
Attn: Trecia Canty
Telecopy No: 973-971-3654
Email: trecia.canty@pbfenergy.com
35.    Landlord’s Authority. If Landlord’s consent or discretion is required or allowed under any provision of this Lease, unless expressly provided to the contrary in this Lease,

Landlord will use reasonable discretion in providing, conditioning, delaying or denying such consent.
36.    Servitudes. In addition to this Lease of the Premises provided for herein, Landlord hereby grants to Tenant the following non-exclusive personal servitudes of right of use:
(a)    Servitude of Access. A non-exclusive personal servitude of right of use for the purpose of ingress and egress to and from the Premises, over that servitude area described in Exhibit C and shown on that portion of Exhibit A-1 labeled and titled “Servitude of Access”.

(b)    Utility Servitude. A non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of subsurface utilities and services related to Tenant’s permitted uses of the Premises, over that servitude area described in Exhibit D and shown on that portion of Exhibit A-1 labeled and titled “Utility Servitude”.

(c)    Servitude for Additional Firewater and Foam Lines. A thirty-foot (30’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of firewater and foam lines related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit E and shown on that portion of Exhibit A-1, labeled and titled “30’ Servitude for Additional Firewater and Foam Lines”.

(d)    Servitude for Additional Foam Line. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of a foam line, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit F and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Additional Foam Line”.

(e)    Servitude for Cable Tray. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of a cable tray, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit G and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Cable Tray”.

(f)    Servitude for Crude Line to Tank D310. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of a crude line to Tank D310, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit H and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Crude Line to Tank D310”.

(g)    Servitude for Crude Line to Tank D311. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of a crude line to Tank D311, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit I and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Crude Line to Tank D311”.

(h)    Servitude for Crude Pipeline and Firewater Pipeline. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance,

repair and removal of a crude pipeline and firewater pipeline, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit J and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Crude Pipeline and Firewater Pipeline”.

(i)    Servitude for Firewater Pipeline and Manifold. A twenty-foot (20’) non-exclusive personal servitude of right of use for the purpose of installation, maintenance, repair and removal of a firewater pipeline and manifold, related to Tenant’s permitted uses of the Premises, located over that servitude area described in Exhibit K and shown on that portion of Exhibit A-1 labeled and titled “20’ Servitude for Firewater Pipeline and Manifold”.

The servitudes granted in this Section 36(a) - (i) are collectively defined herein as the “Servitudes”. The Servitudes will have the same term as this Lease and will expire when this Lease is terminated, either upon the expiration of the Term or earlier, if terminated in accordance with the terms of this Lease.

Upon notice to and subsequent grant from Landlord, which grant shall not be unreasonably withheld, Tenant may establish from time to time one or more other or additional servitudes on, over, across or under other land owned by Landlord, including, without limitation, the docks, for the benefit of the Premises and/or such other property adjoining the Premises. Such servitudes may be for the purpose of access, ingress and egress, utilities, rail service, pipelines, maintenance of encroachments or any other improvements constructed by or on behalf of Tenant on the Premises or on such adjoining property (the “Adjoining Improvements”), repair, reconstruction or replacement, parking and any other purposes, like or unlike the foregoing, to enable Tenant to construct, own and operate the Improvements and any Adjoining Improvements as a related, complementary, and unified development.

[The remainder of this page is intentionally left blank]

This Lease has been executed by the Landlord as of the date set forth above.

Witnesses:	Landlord:

Chalmette Refining, L.L.C., a Delaware
limited liability company

By: /s/ Trecia Canty
Name: Trecia Canty
Title: Senior Vice President, General Counsel

/s/ Evelyn Verdon
Notary Public

[Signatures continued on following page]

This Lease has been executed by the Tenant as of the date set forth above.

Witnesses:	Tenant:

PBFX Operating Company LLC, a
Delaware limited liability company

By: /s/ James Fedena
Name: James Fedena
Title: Senior Vice President, Logistics

/s/ Evelyn Verdon
Notary Public

Exhibit A
Description of Premises

1. Tank D0311 Lease Site:
A CERTAIN LEASE SITE for proposed Tank D0311, situated in Sections 5 and 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, said area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the easterly line of Tract B-2; thence along said easterly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southeasterly corner of said Tract B-2; thence on a line through Tract E bearing South 43 degrees 06 minutes 44 seconds West a distance of 251.34 feet to the center point of the Lease Site, having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,516.94 feet and Y=523,932.25 feet and Chalmette Refinery Plant Coordinates of North 1,156 feet and East 2,280.00 feet and the POINT OF BEGINNING;
Thence from said POINT OF BEGINNING, and center point, in all directions 161.00 feet, to the perimeter of said Lease Site forming a circle with a diameter of 322.00 feet.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described lease site contains 81,433 square feet or 1.869 acres, more or less, all as more fully shown on Exhibit A-1.
2. Pumping Station and Electrical Transformer Lease Site:

A CERTAIN LEASE SITE for a proposed Pumping Station and Electrical Transformer, situated in Section 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, said area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the easterly line of Tract B-2; thence along said easterly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southeasterly corner of said Tract B-2; thence on a line through Tract E bearing South 24 degrees 01 minutes 37 seconds West a distance of 557.64 feet to the northeasterly corner of the Lease Site, having Louisiana State Plane, South Zone

(NAD83) Coordinates of X=3,714,4610.49 feet and Y=523,606.44 feet and Chalmette Refinery Plant Coordinates of North 831.00 feet and East 2,340.00 feet and the POINT OF BEGINNING;
Thence from said POINT OF BEGINNING, South 60 degrees 55 minutes 30 seconds East a distance of 130.00 feet to a point;
Thence South 29 degrees 04 minutes 30 seconds West a distance of 55.00 feet to a point;
Thence North 60 degrees 55 minutes 30 seconds West a distance of 90.00 feet to a point;
Thence South 29 degrees 04 minutes 30 seconds West a distance of 20.00 feet to a point;
Thence North 60 degrees 55 minutes 30 seconds West a distance of 40.00 feet to a point;
Thence North 29 degrees 04 minutes 30 seconds East a distance of 75.00 feet to the POINT OF BEGINNING.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described lease site contains 7,950 square feet or 0.182 acres more or less, all as more fully shown on Exhibit A-1.

Exhibit A-1
Diagram of Lease Sites and Servitude Areas

Exhibit B
Insurance Requirements

Tenant will continuously maintain the following minimum insurance coverages during the Term and at any other time that Tenant or its agents, employees and contractors enter, or perform activities on, the Premises:
Tenant agrees to provide and keep in force general liability insurance naming the Landlord as an additional insured in the amounts of Three Hundred Thousand Dollars ($300,000.00) in respect to injuries to any one person, Five Hundred Thousand Dollars ($500,000.00) in respect of any one accident, and One Hundred Thousand Dollars ($100,000.00) in respect of property damage, and to deliver certificates of such insurance to Landlord. Tenant agrees to hold Landlord harmless from liability from injury or damage to any person or property resulting from the condition of this Leased Premises (if said condition is not a result of Landlord's breach of its covenants contained in this Lease, or has not otherwise been caused by Landlord, its agents or servants), or resulting from any acts or omissions of Tenant or anyone under its direction or control, including, but not limited to Tenant's agents or servants.
The insurance policies will contain no exclusions or limitations with regard to explosion, collapse or underground hazard coverage. The insurance policies will name Landlord as additional insured. The policies will state that Tenant’s coverage is primary and that the inclusion of more than one insured will not operate or impair the right of one insured against another insured and the coverages afforded will apply as though separate policies had been issued to each insured. All the insurance policies will contain an endorsement providing that written notice by certified mail, return receipt requested will be given by the insurer to Landlord at least thirty days prior to termination, cancellation nonrenewal or modification or reduction of coverage of any policy.
The insurance policies will be obtained by an insurance company approved by Landlord. The insurance policies will contain a cross-liability endorsement permitting recovery by one insured as against the other for the negligence to the other. All insurance policies will contain a contractual liability endorsement covering Tenant’s liability under this Lease and all contracts entered into by Tenant to ensure Tenant’s indemnity obligations and other insurable provisions of this Lease. The insurance policies will contain no co-insurance provisions. Tenant will require Tenant’s insurance carrier to waive its right of subrogation as to Landlord.

Exhibit C
Legal Description of Servitude of Access

A CERTAIN 30 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for proposed Ingress and Egress to the Tank D0311 Lease Site, situated in Section 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said eastern line of Louisiana State Highway Number 47, also known as Paris Road, bearing South 22 degrees 10 minutes 40 seconds West a distance of 795.00 feet to the point of at the center of Chalmette Refinery, LLC Gate Number 52, having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,713,512.99 feet and Y=524,218.59 feet and Chalmette Refinery Plant Coordinates of North 1,079.57 feet and East 1,238.82 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel and concentric to, and lying 15 feet on either side of the centerline as described below;
Thence South 62 degrees 38 minutes 50 seconds East a distance of 94.00 feet to a point the point of curvature of a curve concave to the right;
Thence along said curve concave to the right having a radius of 100.00 feet, a length of 33.23 feet and a chord bearing South 53 degrees 07 minutes 42 seconds East a distance of 33.07 feet to the point of tangency;
Thence South 43 degrees 36 minutes 35 seconds East a distance of 90.00 feet to the point of curvature of a curve concave to the left;
Thence along said curve concave to the left having a radius of 100.00 feet, a length of 41.28 feet and a chord bearing South 55 degrees 26 minutes 09 seconds East a distance of 40.99 feet to the point of tangency;
Thence South 67 degrees 15 minutes 41 seconds East a distance of 125.00 feet to the point of curvature of a curve concave to the right;
Thence along said curve concave to the right having a radius of 100.00 feet, a length of 52.57 feet and a chord bearing South 52 degrees 12 minutes 08 seconds East a distance of 51.96 feet to the point of tangency;
Thence South 37 degrees 08 minutes 34 seconds East a distance of 220.00 feet to the point of curvature of a curve concave to the left;
Thence along said curve concave to the left having a radius of 110.00 feet, a length of 233.85 feet and a chord bearing North 81 degrees 57 minutes 18 seconds East a distance of 192.23 feet to the point of tangency;

Thence North 21 degrees 03 minutes 10 seconds East a distance of 427.00 feet to the point of curvature of a curve concave to the right;
Thence along said curve concave to the right having a radius of 15.00 feet, a length of 23.38 feet and a chord bearing North 65 degrees 42 minutes 52 seconds East a distance of 21.09 feet to the point of compound curvature;
Thence along said compound curve concave to the right having a radius of 300.00 feet, a length of 61.56 feet and a chord bearing South 63 degrees 44 minutes 42 seconds East a distance of 61.45 feet to the point of tangency;
Thence South 57 degrees 51 minutes 59 seconds East a distance of 56.00 feet to the point of curvature of a curve concave to the right;
Thence along said curve concave to the right having a radius of 50.00 feet, a length of 45.85 feet and a chord bearing South 31 degrees 35 minutes 40 seconds East a distance of 44.26 feet to the point of tangency;
Thence South 5 degrees 21 minutes 19 seconds East a distance of 58.19 feet to the point of intersection with the perimeter of the 322 foot diameter Lease Site for Tank D0311 and the POINT OF TERMINATION.
The above described 30 foot wide strip servitude contains 46,864 square feet or 1.076 Acres, more or less.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988

Exhibit D
Legal Description of Utility Servitude

Not applicable.

Exhibit E
Legal Description for Servitude for Additional Firewater and Foam Lines

A CERTAIN 30 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for proposed Additional Firewater and Foam Lines, situated in Sections 5 and 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 45 degrees 18 minutes 19 seconds West a distance of 721.48 feet to a point 5.00 feet southerly from the Firewater Manifold which is the physical end of the Firewater Line, having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,175.67 feet and Y=523,608.47 feet and Chalmette Refinery Plant Coordinates of North 734.60 feet and East 2,070.91 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 15 feet on either side of the centerline as described below;
Thence North 22 degrees 08 minutes 46 seconds East a distance of 432.00 feet to a point;
Thence North 67 degrees 51 minutes 01 seconds West a distance of 1.63 feet to a point;
Thence North 22 degrees 08 minutes 59 seconds East a distance of 254.80 feet to a point;
Thence North 34 degrees 19 minutes 22 seconds East a distance of 87.82 feet to a point;
Thence South 55 degrees 40 minutes 12 seconds East a distance of 468.58 feet to a point;
Thence South 28 degrees 22 minutes 06 seconds West a distance of 441.49 feet to a point;
Thence North 67 degrees 39 minutes 06 seconds West a distance of 157.10 feet to a point;
Thence South 28 degrees 01 minutes 08 seconds West a distance of 230.67 feet to a point;
Thence North 63 degrees 27 minutes 05 seconds West a distance of 232.07 feet to the point of intersection with the easterly line of said 30 foot wide servitude. Said easterly line being the 15 foot easterly offset of the first course herein described and the POINT OF TERMINATION.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 30 foot wide strip servitude contains 69,136 square feet or 1.587 Acres, more or less, all as shown on Exhibit A-1.

Exhibit F
Servitude for Additional Foam Line

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for proposed Additional Foam Line, situated in Section 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 45 degrees 18 minutes 19 seconds West a distance of 721.48 feet to a point; thence North 22 degrees 08 minutes 46 seconds East a distance of 421.68 feet to a point, thence South 69 degrees 54 minutes 42 seconds East a distance of 421.68 feet to a point; thence South 69 degrees 54 minutes 42 seconds East a distance of 15.26 feet to the point of intersection with the easterly line of a 30 foot wide servitude for Firewater and Foam lines having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,348.92 feet and Y=523,993.80 feet and Chalmette Refinery Plant Coordinates of North 1156.00 feet and East 2,101.07 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence continuing South 69 degrees 54 minutes 42 seconds East a distance of 18.23 feet to the point of intersection with the Lease Site for proposed Tank D0311 and the POINT OF TERMINATION.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 20 foot wide strip servitude contains 361 square feet or 0.008 Acres, more or less, all as shown on Exhibit A-1.

Exhibit G
Servitude for Cable Tray

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for Cable Trays to the Pumping Station and Electrical Transformer Lease Site, situated in Section 5, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an said area also known as Tract E and Tract A-3 in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence along the southerly line of Tract B-2 bearing South 58 degrees 55 minutes 44 seconds East a distance of 192.00 feet; thence continuing South 58 degrees 55 minutes 44 seconds East along the southerly line of Tract A-2, a distance of 191.83 feet, thence continuing South 58 degrees 55 minutes 44 seconds East along the southerly line of Tract A-1, a distance of 191.83 feet to its southeasterly corner; thence on a line through Tract A-3 bearing South 3 degrees 42 minutes 42 seconds West a distance of 759.91 feet to a point on a 5.00 foot southerly projection of the proposed Cable Tray centerline, having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,715,132.14 feet and Y=523,060.00 feet and Chalmette Refinery Plant Coordinates of North 548.56 feet and East 3, P 157.67 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence North 25 degrees 11 minutes 58 seconds East a distance of 178.94 feet to a point;
Thence North 48 degrees 49 minutes 10 seconds West a distance of 11.95 feet to a point;
Thence North 61 degrees 40 minutes 44 seconds West a distance of 60.05 feet to a point;
Thence North 68 degrees 51 minutes 06 seconds West a distance of 7.05 feet to a point;
Thence North 61 degrees 40 minutes 44 seconds West a distance of 155.87 feet to a point;
Thence North 62 degrees 25 minutes 11 seconds West a distance of 72.74 feet to a point;
Thence South 27 degrees 53 minutes 09 seconds West a distance of 52.42 feet to a point;
Thence North 62 degrees 47 minutes 27 seconds West a distance of 403.68 feet to the point of intersection with the easterly line of a Pumping Station and Electrical Transformer Lease Site and the POINT OF TERMINATION.
The above described 20 foot wide strip servitude contains 18,854 square feet or 0.433 Acres, more or less, all as shown on Exhibit A-1. Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988

Exhibit H
Legal Description for Servitude for Crude Line to Tank D310

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for Crude Lines to Tank D310, situated in Section 5, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 24 degrees 01 minutes 37 seconds West a distance of 557.64 feet to the northwesterly corner of the Pumping Station and Electrical Transformer Lease Site, thence South 60 degrees 55 minutes 30 seconds East a distance of 130.00 feet to the northeasterly corner of said Pumping Station and Electrical Transformer Lease Site; thence continuing along the eastern side of said Pumping Station and Electrical Transformer Lease Site South 29 degrees 04 minutes 30 seconds West a distance of 39.91 feet to a point having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,555.66 feet and Y=523,508.34 feet and Chalmette Refinery Plant Coordinates of North 771.27 feet and East 2,462.17 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence South 63 degrees 02 minutes 17 seconds East a distance of 123.23 feet to a point;
Thence North 27 degrees 40 minutes 34 seconds East a distance of 40.12 feet to a point;
Thence South 62 degrees 15 minutes 24 seconds East a distance of 11.19 feet to a point on Tank D310 and the POINT OF TERMINATION.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 20 foot wide strip servitude contains 3,491 square feet or 0.080 Acres, more or less, all as shown on Exhibit A-1.

Exhibit I
Legal Description for Servitude for Crude Line to Tank D311

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for Crude Lines to proposed Tank D0311, situated in Sections 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 23 degrees 12 minutes 11 seconds West a distance of 372.69 feet to a point on the perimeter of the said 322 foot diameter Tank D0311 Lease Site of said Tank D0311, having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,541.80 feet and Y=523,773.18 feet and Chalmette Refinery Plant Coordinates of North 1,015.19 feet and East 2,358.05 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence South 8 degrees 54 minutes 43 seconds East a distance of 38.54 feet to a point;
Thence South 29 degrees 04 minutes 45 seconds West a distance of 154.37 feet to the point of intersection with the northerly line of a Pump Station and Electrical Transformer Lease and the Point of Termination.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 20 foot wide strip servitude contains 3,860 square feet or 0.089 Acres, more or less, all as shown on Exhibit A-1

Exhibit J
Servitude for Crude Pipeline and Firewater Pipeline

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for Crude Pipelines and Firewater Pipelines, situated in Sections 5 and 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 24 degrees 01 minutes 37 seconds West a distance of 557.64 feet to the northwesterly corner of the Pumping Station and Electrical Transformer Lease Site, thence along the westerly line of said Pumping Station and Electrical Transformer Lease Site, South 29 degrees 04 minutes 30 seconds West a distance of 75.00 feet to the southwesterly corner of said Pumping Station and Electrical Transformer Lease Site; thence along the southerly line of said Pumping Station and Electrical Transformer Lease Site, South 60 degrees 55 minutes 30 seconds East a distance of 17.54 feet to a point having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,440.34 feet and Y=523,532.38 feet and Chalmette Refinery Plant Coordinates of North 754.18 feet and East 2,345.61 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence South 29 degrees 04 minutes 28 seconds East a distance of 183.05 feet to a point;
Thence South 60 degrees 55 minutes 28 seconds West a distance of 4.82 feet to a point;
Thence South 29 degrees 08 minutes 43 seconds West a distance of 438.60 feet to a point;
Thence North 60 degrees 55 minutes 27 seconds West a distance of 2.04 feet to a point;
Thence South 28 degrees 44 minutes 31 seconds West a distance of 85.86 feet to a point;
Thence South 86 degrees 50 minutes 48 seconds West a distance of 300.72 feet to a point;
Thence South 88 degrees 13 minutes 12 seconds West a distance of 173.32 feet to a point;
Thence South 1 degree 59 minutes 27 seconds East a distance of 3.00 feet to a point;
Thence South 87 degrees 28 minutes 38 seconds West a distance of 145.74 feet to a point;
Thence North 89 degrees 31 minutes 28 seconds West a distance of 150.60 feet to a point;
Thence North 1 degree 58 minutes 53 seconds West a distance of 25.13 feet to a point;
Thence South 88 degrees 39 minutes 31 seconds West a distance of 108.07 feet to a point;
Thence North 1 degree 20 minutes 30 seconds West a distance of 8.10 feet to a point;
Thence North 89 degrees 27 minutes 50 seconds West a distance of 92.03 feet to a point;

Thence South 0 degrees 20 minutes 40 seconds East a distance of 8.15 feet to a point;
Thence South 89 degrees 39 minutes 20 seconds West a distance of 33.25 feet to a point;
Thence South 0 degrees 20 minutes 40 seconds East a distance of 6.00 feet to a point;
Thence South 89 degrees 39 minutes 20 seconds West a distance of 16.68 feet to a point 5.00 feet southwesterly from a 24 inch diameter gate valve marking the physical end of the Crude Line and the POINT OF TERMINATION.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 20 foot wide strip servitude contains 35,703 square feet or 0.820 Acres, more or less, all as more shown on Exhibit A-1.

Exhibit K
Servitude for Firewater Pipeline and Manifold

A CERTAIN 20 FOOT WIDE, NON-EXCLUSIVE SERVITUDE for Firewater Pipeline and Manifold, situated in Sections 5 and 6, Township 13 South, Range 12 East, Saint Bernard Parish, State of Louisiana, in an area also known as Tract E in the East Tank Farm of Chalmette Refinery, LLC, Chalmette Louisiana and being more fully described as follows:
COMMENCING at the point of intersection of the eastern line of Louisiana State Highway Number 47, also known as Paris Road, with the southerly line of the Louisiana Southern Railroad, said southerly line being 50.00 feet perpendicular to the railroad track centerline; thence along said southerly line of the Louisiana Southern Railroad bearing South 58 degrees 53 minutes 11 seconds East a distance of 1,164.64 feet to the point of intersection with the westerly line of Tract B-2; thence along said westerly line of Tract B-2 bearing South 27 degrees 08 minutes 16 seconds West a distance of 265.99 feet to the southwesterly corner of said Tract B-2; thence on a line through Tract E bearing South 24 degrees 01 minutes 37 seconds West a distance of 557.64 feet to the northwesterly corner of the Pumping Station and Electrical Transformer Lease Site, thence along the westerly line of said Pumping Station and Electrical Transformer Lease Site, South 29 degrees 04 minutes 30 seconds West a distance of 75.00 feet to the southwesterly corner of said Pumping Station and Electrical Transformer Lease Site; thence along the southerly line of said Pumping Station and Electrical Transformer Lease Site, South 60 degrees 55 minutes 30 seconds East a distance of 17.54 feet to a point; thence South 29 degrees 04 minutes 28 seconds East a distance of 183.05 feet to a point; thence North 60 degrees 55 minutes 28 seconds West a distance of 10.00 feet to the point of intersection with the westerly line of a 20 foot wide servitude for Crude Line and Firewater Line having Louisiana State Plane, South Zone (NAD83) Coordinates of X=3,714,342.57 feet and Y=523,377.31 feet and Chalmette Refinery Plant Coordinates of North 574.94 feet and East 2,307.14 feet and the POINT OF BEGINNING.
From said POINT OF BEGINNING, parallel to, and lying 10 feet on either side of the centerline as described below;
Thence South 60 degrees 55 minutes 28 seconds East a distance of 128.40 feet;
Thence South 69 degrees 54 minutes 44 seconds West a distance of 9.29 feet to a point 5.00 feet westerly from the physical westerly end of the Firewater Manifold and the POINT OF TERMINATION.
Bearings are based on a map of survey by Eugene I. Estopinal & Associates dated October 28, 1988.
The above described 20 foot wide strip servitude contains 2,754 square feet or 0.063 Acres, more or less, as shown on Exhibit A-1.

Schedule A
Utility Services

Electrical Power

•	Electrical power supply from Switchrack PE292

•	Electrical distribution system
Fire Water

•	Raw water supply and interconnecting pipe

Stormwater Discharge, Wastewater Treatment and Containment

•	Sewer collection sump in the diked area surrounding the Chalmette Tank and the connecting piping to the Refinery waste water treatment plant

•	Maintain Refinery’s existing containment area for use by Chalmette Tank